Exhibit 10.35

Waiver and Amendment to License Agreement

DALHOUSIE UNIVERSITY (“Licensor”) and IMMUNE PHARMACEUTICALS INC. (formerly, EPICEPT CORPORATION) (“Licensee”) agree as follows:

1. Licensor hereby irrevocably waives Licensee’s obligation to pay the Maintenance Fee of $500,000 (U.S.) that was due on August 27, 2012 and August 27, 2013 and in any subsequent year, referred to in Clause 3.6 of the License Agreement between the parties, dated June 29, 2007 (the “License Agreement”).

2. The License Agreement is hereby amended as specified herein, effective February 4th, 2014:

a. The first sentence of Clause 3.2 shall be repealed and replaced with the following:

3.2     Royalties. Licensee shall pay to Licensor a royalty equal to five percent (5%) of Net Sales of Licensed Products by Licensee, Affiliates and Sublicensees to unrelated third parties in countries in which patent coverage is available and three percent (3%) of Net Sales of Licensed Products by Licensee, Affiliates and Sublicensees to unrelated third parties in countries in which data protection is available (Royalties).

b. Clause 3.6 is repealed and replaced with “intentionally deleted”.

c. Clause 3.7 shall be repealed and replaced with the following:

3.7     Milestone Payments. Licensee shall pay Licensor the following one-time payments as and when each of the following milestones is reached (by Licensee, its Affiliates or Sublicensees), with each payment due within 10 business days of the noted milestone having been achieved:

	Milestones	$ US Payment
1.	April 4, 2014	250,000
2.	August 31, 2014	150,000
3.	September 30, 2014	250,000
4.	Upon closing of the first sub-licensing deal	500,000
5.	Upon receipt of New Drug Application (NDA) market clearance for the Licensed Product from the United States Food & Drug Administration (FDA) or any successor entity thereto or similar regulatory authority.	500,000

No other terms or provisions of the License Agreement are waived, changed or modified by this Amendment. Nothing in this Amendment shall be construed as relieving the parties of any obligations that have accrued during the term of and any extension of the License Agreement.

AGREED:

DALHOUSIE UNIVERSITY

By:	/s/ Dr. Carolyn Watters	Date: April 3, 2014
Dr. Carolyn Watters
Vice President Academic and Provost

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Daniel Teper	Date: April 3, 2014
Daniel Teper
Chief Executive Officer